Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Why USA Financial Group, Inc.
Minneapolis, MN

We consent to the inclusion in Form 10-K of Why USA Financial Group, Inc. of our report dated March 25, 2009, relating to the consolidated financial statements of Why USA Financial Group, Inc. for the years ended December 31, 2008 and 2007.

San Diego, California March 31, 2009	/s/ PKF PKF Certified Public Accountants A Professional Corporation

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